Exhibit 23.1

Deloitte & Touche LLP
50 South Sixth Street
Suite 2800
Minneapolis, MN 55402-1538
USA
Tel: +1 612 397 4000
Fax: +1 612 397 4450
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-I of our report dated November 30, 2010, relating to the consolidated finaicial statements of Pioneer Financial Services Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Minneapolis, MN

January 18, 2011

Member of Deloitte Touche Tohmatsu Limited